Supplemental Agreement to the Exclusivity Agreement Dated November 8, 2005

between	HII GmbH Industrie Bau und Beratung [Industrial Construction and Consultation]
Falkenstrasse 60, 65812 Bad Soden am Taunus

and	Clyvia Technology GmbH
Friedrich-List-Allee 10, 41844 Wegberg-Wildenrath

1)	As a result of the successful production by Clyvia Technology GmbH, exclusivity hereby applies to HII GmbH as well.

2)

Clyvia Technology GmbH is obligated to covenant with its customers that the equipment supplied to the customer may not be directly or indirectly supplied to countries for which Clyvia has entered into an exclusivity agreement with HII GmbH. If the contractual partner violates this export restriction, Clyvia's contractual partner is obligated to pay a contractual penalty to Clyvia in the amount of 2 million Euros. Clyvia will pay this amount to HII GmbH.

Bad Soden on August 9, 2006

[Signature]	[Signature]
Dr. D. B. Hannoudi	Dr. Manfred Sappok
- Managing Director of HII GmbH -	- Managing Director of Clyvia Technology GmbH –

[Signature]
Mr. Dieter Wagels, Graduate Engineer
- Managing Director of Clyvia Technology GmbH –